SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): September 18, 2017

AARON’S, INC.

(Exact name of Registrant as Specified in Charter)

Georgia	1-13941	58-0687630
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

400 Galleria Parkway SE, Suite 300
Atlanta, Georgia	30339-3194
(Address of principal executive offices)	(Zip code)

Registrant’s telephone number, including area code: (678) 402-3000

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry into a Material Definitive Agreement.

Amended and Restated Credit Facility

On September 18, 2017, Aaron’s, Inc. (the “Company”) entered into a Second Amended and Restated Revolving Credit and Term Loan Agreement with SunTrust Bank, as administrative agent, and certain other financial institutions as lenders (the “Second Amended and Restated Credit Agreement”). The Second Amended and Restated Credit Agreement amends and restates the Company’s existing Amended and Restated Revolving Credit and Term Loan Agreement dated as of April 14, 2014, as previously amended (the “Prior Credit Agreement”), to, among other things, (i) extend the maturity date from December 9, 2019 to September 18, 2022, (ii) release certain inactive subsidiaries of the Company from their guarantee obligations, (iii) provide for a new $100 million term loan, in order to refinance existing indebtedness under the Prior Credit Agreement’s term loan facility, (iv) increase the revolving credit commitments of the lenders from $225 million to $400 million (the “Revolving Credit Facility”) and (v) add and modify certain other terms, covenants and representations and warranties set forth therein. The Revolving Credit Facility permits the Company to borrow, subject to certain terms and conditions, on an unsecured basis up to $400 million in revolving loans (including an increase to the existing letter of credit subfacility to $35 million), and also provides for an uncommitted incremental facility increase option which, subject to certain terms and conditions, permits the Company at any time prior to the maturity date to request an increase in extensions of credit available thereunder (whether through additional term loans and/or revolving credit commitments or any combination thereof) by an aggregate additional principal amount of up to $250 million, with such additional credit extensions provided by one or more lenders thereunder in their sole discretion. There were no borrowings under the Revolving Credit Facility at closing.

The Second Amended and Restated Credit Agreement also amended the terms of the Prior Credit Agreement to, among other things, provide for interest on the loans at a rate per annum equal to (i) LIBOR plus a margin ranging from 1.25% to 2.25%, with the amount of such margin determined based upon the ratio of the Company’s total net debt to Consolidated EBITDA, for loans based on LIBOR or (ii) the administrative agent’s prime rate plus a margin ranging from 0.25% to 1.25%, with the amount of such margin determined based upon the ratio of the Company’s total net debt to Consolidated EBITDA, for loans based on the base rate. The interest rates on loans under the Second Amended and Restated Credit Agreement provide for more favorable margins on loans than the Prior Credit Agreement as certain margins on LIBOR based loans have been reduced and the debt component of the ratio on which such margin is calculated, subject to certain limitations, is reduced by unrestricted cash on hand of the Company and its subsidiaries.

The foregoing description of the Second Amended and Restated Credit Agreement is qualified in its entirety by reference to the full text of such document, which is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

Payoff and Termination of DAMI Credit Facility

On September 18, 2017, the Company used a portion of the proceeds from the Second Amended and Restated Credit Facility together with cash on hand to pay the full principal balance of the loan and security agreement, dated as of May 18, 2011 (as amended), that was assumed by the Company in connection with the October 15, 2015 acquisition of Dent-A-Med, Inc., d/b/a the HELPcard® (the “DAMI credit facility”), and the Company paid all remaining balances related to and terminated the DAMI credit facility on September 19, 2017.

Amendment to Franchisee Loan Facility

On September 18, 2017, the Company entered into the Sixth Amendment to the Loan Facility Agreement with SunTrust Bank, as servicer, and certain other financial institutions as participants (the “Franchisee Loan Facility Amendment”). The Franchisee Loan Facility Amendment amends the Third Amended and Restated Loan Facility Agreement and Guaranty, dated as of April 14, 2014, (as previously amended and as amended by the Franchisee Loan Facility Amendment, the “Franchisee Loan Facility”). Pursuant to this facility, subject to certain terms and conditions, the Company’s franchisees can borrow funds guaranteed by the Company. The Franchisee Loan Facility Amendment amends the Franchisee Loan Facility to, among other changes: (i) reduce the maximum facility commitment amount under the franchisee loan program from $125 million to $85 million and (ii) release certain inactive subsidiaries of the Company from their guarantee obligations. The reduction in the maximum commitment under the Franchisee Loan Facility was made at the Company’s request, primarily to reduce the amount of fees paid by the Company on the unused portion of the commitment.

The foregoing description of the Franchisee Loan Facility Amendment is qualified in its entirety by reference to the full text of such document, which is attached hereto as Exhibit 10.2 and is incorporated herein by reference.

Modifications to Existing Note Purchase Agreements

On September 18, 2017, the Company entered into Amendment No. 7 to the Note Purchase Agreement with Prudential Insurance Company of America (“Prudential”) and certain other purchasers, as set forth on the signature pages thereof (the “2011 Prudential Notes Amendment”). The 2011 Prudential Notes Amendment amends the Note Purchase Agreement dated as of July 5, 2011, as previously amended (the “2011 Prudential NPA”), pursuant to which the Company and certain subsidiaries as co-obligors, issued $125 million in senior unsecured notes to the purchasers in a private placement.

On September 18, 2017, the Company entered into Amendment No. 4 to the Note Purchase Agreement with Prudential and certain other purchasers, as set forth on the signature pages thereof (the “2014 Prudential Notes Amendment”). The 2014 Prudential Notes Amendment amends the Note Purchase Agreement dated as of April 14, 2014, as previously amended (the “2014 Prudential NPA”), pursuant to which the Company and Aaron Investment Company, as obligors, issued $225 million in senior unsecured notes to the purchasers in a private placement.

Also on September 18, 2017, the Company entered into Amendment No. 4 to the Note Purchase Agreement with Metropolitan Life Insurance Company and certain other purchasers, as set forth on the signature pages thereof (the “MetLife Notes Amendment,” together with the 2011 Prudential Notes Amendment and the 2014 Prudential Notes Amendment, the “Notes Amendments”). The MetLife Notes Amendment amends the Note Purchase Agreement dated as of April 14, 2014, as previously amended (the “MetLife NPA”; together with the 2011 Prudential NPA and the 2014 Prudential NPA, collectively the “Existing NPAs”), pursuant to which the Company and Aarons Investment Company, as obligors, issued $75 million in senior unsecured notes in a private placement.

The Notes Amendments amend the Existing NPAs to, among other things, conform the financial covenants and certain other covenants, terms and provisions, including events of default, to substantially reflect the same changes made to the comparable covenants, terms and provisions in the Second Amended and Restated Credit Agreement.

The foregoing description of the Notes Amendments is qualified in its entirety by reference to the full text of such documents, which are attached hereto as Exhibits 10.3, 10.4 and 10.5, and are incorporated herein by reference.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off- Balance Sheet Arrangement of a Registrant.

The disclosure set forth in Item 1.01 above is incorporated herein by reference in response to this Item 2.03.

Item 9.01	Financial Statements and Exhibits.

Exhibit No.	Description

10.1	Second Amended and Restated Revolving Credit and Term Loan Agreement, by and among Aaron’s, Inc., as borrower, the several banks and other financial institutions from time to time party thereto and SunTrust Bank as administrative agent, dated as of September 18, 2017.

10.2	Sixth Amendment to the Third Amended and Restated Loan Facility Agreement and Guaranty among Aaron’s Inc. as sponsor, SunTrust Bank, as servicer, and each of the other lending institutions party thereto as participants, dated September 18, 2017.

10.3	Amendment No. 7 to Note Purchase Agreement by and among Aaron’s, Inc. and certain other obligors and the purchasers dated as of September 18, 2017.

10.4	Amendment No. 4 to Note Purchase Agreement by and among Aaron’s, Inc. and certain other obligors and the purchasers dated as of September 18, 2017 with respect to $225 million in aggregate principal amount of the Company’s 4.75% Series A Senior Notes due April 14, 2021.

10.5	Amendment No. 4 to Note Purchase Agreement by and among Aaron’s, Inc. and certain other obligors and the purchasers, dated as of September 18, 2017 with respect to $75 million in aggregate principal amount of the Company’s 4.75% Series B Senior Notes due April 14, 2021.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AARON’S, INC.

By:	/s/ Steven A. Michaels
Steven A. Michaels Chief Financial Officer, President of Strategic Operations

Date: September 21, 2017